Exhibit 99.A Board of Directors Resolution

                         MINUTES OF A SPECIAL MEETING OF

                            THE BOARD OF DIRECTORS OF

                          INTERNATIONAL WIRELESS, INC.

     A special meeting of the Board of Directors of International Wireless, Inc. was held at the corporate office at 55 Marble Ridge Road, North Andover, Massachusetts on the 2nd day of June at 12 o'clock P.M. pursuant to written waiver of notice thereof signed by all the directors, fixing said time and place.

     Ira Weiss as the Chairman, Stanley A. Young, John B. Kelly and Michael Dewar as the other directors were in attendance either in person or by telephone. Jerry Gruenbaum, Esquire as corporate attorney acted as Secretary of the meeting.

     The Chairman stated that the purpose of the meeting was to Approve the Merger Agreement executed between the Company and Scanbuy, Inc. of New York, New York, a Delaware corporation which is set for closing on Monday June 16, 2003, whereby the Company acquires 100 percent of Scanbuy in exchange for 25,594,965 newly issued non-registered shares Common Shares of the Company, a copy of which is hereby attached and incorporated by reference.

     In addition, the Chairman stated that in the event the Board approves said merger in accordance with said Merger Agreement, that in order to effectuate said merger, the board needs to approve an increase in the authorized shares of the Company from the current 50,000,000, and that it would be prudent to increase it to 100,000,000.

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     In addition,  the Chairman stated that in the event the Board approves said merger in accordance with said Merger Agreement, that a shareholders' meeting needs to be called by Mr. Dewar as the Company's Chief Operating Officer for June 12, 2003 at 10 o'clock A.M. to approve said Merger and the Increase in the authorized shares.

     In addition, the Chairman stated that in the event the Board and the shareholders approves said merger in accordance with said Merger Agreement, that the Company's attorney Jerry Gruenbaum needs to be instructed to prepare and file with the Secretary of State for the State of Delaware the Amended Articles of Incorporation to reflect said increase in the authorized shares.

     In addition, the Chairman stated that the Company has been removed from reporting status on the OTC Bulletin Board for failure to file timely the annual report Form 10-KSB for year ended December 31, 2002 and the quarterly report Form 10-QSB for quarter ended March 31, 2003 and that the current quarter ends at the end of this month on June 30, 2003. That the Company needs to direct its General Counsel Jerry Gruenbaum to prepare for the Company, and after full review of the documents by the Company's officers, directors and the auditors, to file said documents no later than June 16, 2003 if possible and get the Company on current reporting status immediately thereafter.

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     After full discussion  among the Board members and upon motion,  duly made, seconded and carried, it was unanimously:

     RESOLVED, that the Board of Directors of International Wireless, Inc. the Maryland Corporation, subject to Shareholders' final approval at a Special Shareholders meeting which is hereby being called for by the Board for June 12, 2003, approve the Merger of one hundred percent of Scanbuy, Inc. a Delaware Corporation into International Wireless, Inc. in exchange for 25,594,965 newly issued non-registered Common Shares of the Company in accordance with the Merger Agreement between said parties dated and executed on May 30, 2003, a copy of which is attached and incorporated by reference and authorize the Company's transfer agent subject to such shareholders' approval to issue said shares in accordance with said Agreement at the closing which is set for Monday, June 16, 2003.

     RESOLVED, that the Board of Directors of International Wireless, Inc. the Maryland Corporation, subject to Shareholders' final approval at a Special Shareholders meeting which is hereby being called for by the Board for June 12, 2003, approve an increase in the authorized number of shares for International Wireless, Inc. from 50,000,000 Common Shares to 100,000,000 and authorize Attorney Jerry Gruenbaum to file an amendment to the Company's Charter to reflect such change by deleting existing Paragraph A of Articles Sixth in its entirety which currently states as follows:

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     SIXTH: Shares of Stock.

          A. The Corporation shall be authorized to issue two classes of capital stock, designated as "Common Stock" and "Preferred Stock" respectively. The Corporation shall be authorized to issue 50,000,000 shares of Common Stock, $.009 par value, and 5,000,000 shares of Preferred Stock, $.001 par value.

and adding new Paragraph A of Articles Sixth to read as follows:

     SIXTH: Shares of Stock.

          B. The Corporation shall be authorized to issue two classes of capital stock, designated as "Common Stock" and "Preferred Stock" respectively. The Corporation shall be authorized to issue 100,000,000 shares of Common Stock, $.009 par value, and 5,000,000 shares of Preferred Stock, $.001 par value.

There being no further business, the meeting upon motion adjourned.

                                                 BY: /s/ Ira Weiss
                                                    ----------------------------
                                                    Ira Weiss, Chairman


                                                 BY:  /s/ Michael Dewar
                                                    ----------------------------
                                                    Michael Dewar, Director


                                                 BY:  /s/ Stanley A. Young
                                                    ----------------------------
                                                    Stanley A. Young, Director


                                                 BY:  /s/ John B. Kelly
                                                    ----------------------------
                                                    John B. Kelly, Director

BY: /s/ Jerry Gruenbaum
     ---------------------------
     Jerry Gruenbaum, Secretary

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